Federated Mortgage Core Portfolio
(A Portfolio of Federated Core Trust)
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Supplement to the Prospectus dated February 28, 2003

Under the section entitled "Management Organization and Capital Structure" please delete the biography of Kathleen M. Foody-Malus in its entirety.


Todd A. Abraham and Donald T. Ellenberger remain as Portfolio Managers of the Fund.













                                                      December 12, 2003







Cusip 31409N200
29653 (12/03)